May 21, 1999

Dear Shareholder:

The proxy form sent to you with the annual report has not been received by us. We are anxious to have all stock represented at our meeting. Even though you plan to attend in person, it is still important that you send in your proxy. You have the right to revoke the proxy prior to or at the meeting and vote your shares in person.

We hope you will attend this meeting. However, please sign the duplicate proxy we have provided and return in the enclosed envelope. If stock is registered in the name of two or more persons, EACH MUST SIGN. If one party is deceased, please write "deceased" on the proxy. If you have already mailed your proxy, please disregard this notice.

If you have any questions regarding the meeting or your proxy, please feel free to call 916-786-1111 or 786-1112.

Sincerely,



ROBERT L. DOYLE
Chairman of the Board

RLD:em
Enclosures






From:  Eileen McGrath
Sent:  Friday, April 30, 1999 1:38 PM
To:    COMPANY WIDE
Subject:FW: Company-wide E-mail

TO OUR EMPLOYEE SHAREHOLDERS:

Please watch the intercompany mail for your copy of the proxy statement and 1998 annual report, along with your proxy voting card. You will receive an envelope with these items if you own shares of Roseville Communications Company outside of the retirement plans. Additionally, if you are a participant in the Employee Stock Ownership Plan (our new ESOP which holds 401(k) contributions made subsequent to January 1, 1999), you will receive a separate package containing a proxy statement, annual report and proxy voting card.

The proxy card for ESOP participants is yellow in color; the proxy card for other shareholdings is goldenrod. PLEASE VOTE BOTH CARDS! BE SURE TO RETURN YOUR YELLOW ESOP PROXY CARD TO WELLS FARGO BANK IN THE ENVELOPE PROVIDED! RETURN THE GOLDENROD PROXY CARD TO ROSEVILLE COMMUNICATIONS COMPANY IN THE ENVELOPE PROVIDED!

If you have any questions please call the Shareholder Relations office, or you may call Barbara Nussbaum or Em Dorris regarding the ESOP. If you have no need for duplicate annual reports and proxy statements, you may send your extra copies to Shareholder Relations. PLEASE DO NOT SEND YOUR YELLOW ESOP PROXY CARD TO SHAREHOLDER RELATIONS.